Tremisis Energy Acquisition Corporation II
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Tremisis Energy Acquisition Corporation II
Houston, Texas

We have audited the accompanying balance sheet of Tremisis Energy Acquisition Corporation II (a corporation in the development stage) as of December 12, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from July 3, 2007 (inception) to December 12, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tremisis Energy Acquisition Corporation II as of December 12, 2007, and the results of its operations and its cash flows for the period from July 3, 2007 (inception) to December 12, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, NY
December 17, 2007

TREMISIS ENERGY ACQUISITION CORPORATION II
(a corporation in the development stage)
BALANCE SHEET
AS OF DECEMBER 12, 2007

ASSETS

Current assets:
Cash	$437,356
Cash held in trust (Note 1)	75,595,000
Total assets	$76,032,356

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued registration costs	$102,940
Accrued expenses	5,189
Deferred underwriting fee (Note 4)	3,040,000
Note payable - stockholders (Note 5)	157,990
Total current liabilities	3,306,119

Common stock subject to possible conversion (2,849,050 shares
at conversion value) (Note 1)	22,670,940

Commitments (Note 6)

STOCKHOLDERS' EQUITY: (Note 7)
Common stock, $.0001 par value per share,
authorized 25,000,000 shares,
issued and outstanding 9,382,200 shares
(excluding 2,849,050 shares subject to conversion)	938
Additional paid in capital	50,060,009
Deficit accumulated during the development stage	(5,650)
Total stockholders' equity	50,055,297
Total liabilities and stockholders' equity	$76,032,356

See notes to financial statements

TREMISIS ENERGY ACQUISITION CORPORATION II
(a corporation in the development stage)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 3, 2007 (inception) TO DECEMBER 12, 2007

Formation and operating costs	$5,650

Net loss	$(5,650)

Weighted average number of shares outstanding	2,755,297

Net loss per share, basic and diluted	$(0.00)

See notes to financial statements

TREMISIS ENERGY ACQUISITION CORPORATION II
(a corporation in the development stage)
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JULY 3, 2007 (inception) TO DECEMBER 12, 2007

				Deficit	Total
	Common Stock		Additional paid-in	accumulated during	stockholders'
	Shares	Amount	capital	development stage	equity
Issuance of common stock to initial stockholders	2,731,250	$273	$24,727		$ $ 25,000
Proceeds from sale of 9,500,000 units through public	6,650,950	665	47,385,282		47,385,947
offering net of underwriter's discount and offering
expenses and excluding $22,670,940 allocable to 2,849,050
shares of common stock subject to possible conversion.
Proceeds from sale of 2,650,000 warrants at $1 per warrant			2,650,000		2,650,000
Net loss for the period	-	-	-	(5,650)	(5,650)

Balance at December 12, 2007	9,382,200	$938	$50,060,009	$(5,650)	$50,055,297

See notes to financial statements

TREMISIS ENERGY ACQUISITION CORPORATION II
(a corporation in the development stage)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 3, 2007 (inception) TO DECEMBER 12, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,650)
Adjustment to reconcile net loss to net cash used in
operating activities:
Increase in accrued expenses	5,189
Net cash used in operating activities	(461)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of investments held in trust	(75,595,000)
Net cash used in investing activities	(75,595,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of shares of common stock to initial stockholders	25,000
Net Proceeds from issuance of shares of common stock through public offering	50,528,887
Proceeds from issuance of insider warrants to initial stockholders	2,650,000
Portion of proceeds from sale of units through public offering to shares of common stock subject to possible conversion	22,670,940
Proceeds from note payable - stockholders	157,990
Net cash provided by financing activities	76,032,817

NET INCREASE IN CASH	437,356

CASH
Cash at beginning of period	-
Cash at end of period	$437,356

Supplemental disclosure of non-cash financing activities:
Deferred underwriting fee	$3,040,000
Accrued registration costs	102,940

See notes to financial statements

Tremisis Energy Acquisition Corporation II
(a corporation in the development stage)

Notes to Financial Statements

NOTE 1 - Organization and Business Operations

Tremisis Energy Acquisition Corporation II (the “Company”) was incorporated in Delaware on July 3, 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. All activity from inception (July 3, 2007) through December 12, 2007 related to the Company's formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7.

The registration statement for the Company's initial public offering ("Offering") was declared effective on December 12, 2007. The Company consummated the Offering on December 12, 2007 and received net proceeds of approximately $76 million, which includes approximately $2.65 million from the Insider Warrants sold in a private placement (described in Note 7) and a portion of the proceeds of the sale of the Company's shares of common stock sold to the Company's stockholders prior to the Offering ("Initial Stockholders"). The Company's management intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination. The initial Target Business must have a fair market value equal to at least 80% of the Company's net assets at the time of such acquisition. However, there is no assurance that the Company will be able to successfully affect a Business Combination.

Management has agreed that $75.6 million (or approximately $7.96 per unit) of the net proceeds of the Offering, the sale of the Insider Warrants (defined in Note 6) and the sale of common stock to the Initial Stockholders will be held in the Trust Account and invested in permitted United States government securities and money market funds. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. There may be released to the Company from the Trust Account (i) interest income earned on the Trust Account balance to pay any tax obligations of the Company, and (ii) up to an aggregate amount of $1,200,000 in interest earned on the Trust Account to fund expenses related to investigation and selecting a Target Business and the Company's other working capital requirements.

Tremisis Energy Acquisition Corporation II
(a corporation in the development stage)

Notes to Financial Statements

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholders' approval. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their share into a pro-rata distribution from the Trust Account (the "Conversion Right"). The actual per share conversion price will be equal to the amount in the Trust Account (inclusive of any interest thereon), calculated as of two business days prior to the proposed Business Combination, divided by the number of shares sold in the Offering, or approximately $7.96 per share based on the value of the Trust Account as of December 12, 2007. As a result of the Conversion Right, $22,670,940 (representing 29.99% of cash held in trust as of closing date) has been classified as common stock, subject to possible conversion on the accompanying balance sheet as of December 12, 2007. The Initial Stockholders have agreed to vote their 2,731,250 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Offering are voted by the Company's public stockholders ("Public Stockholders") with respect to a Business Combination.

In the event that a majority of the outstanding shares of common stock voted by the Public Stockholders vote for the approval of a Business Combination and holders owning 30% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Conversion Rights, the Business Combination may then be consummated.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may contemporaneously with or prior to such vote exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but un-issued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the offering. Accordingly, Public Stockholders holding less than 30% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

Tremisis Energy Acquisition Corporation II
(a corporation in the development stage)

Notes to Financial Statements

NOTE 2 - Offering and Private Placement of Insider Warrants

In the offering, effective December 12, 2007 (closed on December 12, 2007), the Company sold to the public 9,500,000 units (the "Units" or a "Unit") at a price of $8.00 per Unit. Net proceeds from the Offering totaled approximately $73.3 million, which was net of $2.7 million in underwriting fees and other expenses paid at closing. Each unit consists of one share of the Company's common stock and one warrant (a "Warrant").

Simultaneously with the Closing of the Offering, the Company sold to the Initial Stockholders 2,650,000 Insider Warrants for an aggregate purchase price of $2,650,0000. See discussion in Note 6.

NOTE 3 - Summary of Significant Accounting Policies

Cash and Cash Equivalents- Included in cash and cash equivalents are deposits with financial institutions with maturities of three months or less.

Concentration of Credit Risk- The Company maintains cash in a bank deposit account which, at times, exceeds federally insured (FDIC) limits. The Company has not experienced any losses on this account.

Deferred Income Taxes- Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. As of December 12, 2007 the Company has provided a full valuation allowance against the deferred tax benefit related to its net loss.

Loss Per Share- Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities of other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. At December 12, 2007, there were no such potentially dilutive securities. Therefore, basic and diluted loss per share were the same for the period from the date of inception (July 3, 2007) through December 12, 2007.

Tremisis Energy Acquisition Corporation II
(a corporation in the development stage)

Notes to Financial Statements

Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements- Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4 - Public Offering

The Company sold to the public 9,500,000 Units at a price of $8.00 per Unit. Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $12.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise.

The Company paid the underwriters of the Offering an underwriting discount of $2,280,000 of the gross Offering proceeds. The Company and the underwriters have agreed that payment of the balance of the underwriting discount of $3,040,000 will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The deferred underwriting fee has been accrued and charged to paid in capital.

NOTE 5 - Note Payable, Stockholders

The Company issued unsecured promissory notes in an aggregate principal amount of $157,990 to two of the Initial Stockholders. The notes are non-interest bearing and were paid in full from proceeds of the initial public offering on December 14, 2007. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

Tremisis Energy Acquisition Corporation II
(a corporation in the development stage)

Notes to Financial Statements

NOTE 6 - Commitments

The Company presently occupies office space provided by an affiliate of the Initial Stockholders. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time, at no charge.

Pursuant to letter of agreements which the Initial Stockholders entered into with the Company and the underwriters, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Company’s Initial Stockholders have purchased a total of 2,650,000 Warrants (“Insider Warrants”) at $1 per Warrant (for an aggregate purchase price of $2,650,000) privately from the Company. These purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from this purchase were placed in the Trust Account. The Insider Warrants purchased will be identical to the Warrants underlying the Units offered in the Offering except that the Warrants may not be called for redemption and the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Insider Warrants will not be sold or transferred by them, except for estate planning purposes, until after the Company has completed a Business Combination.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company has also agreed to pay the fees to the underwriters in the Offering as described in Note 4 above.

Tremisis Energy Acquisition Corporation II
(a corporation in the development stage)

Notes to Financial Statements

NOTE 7 - Warrants and Preferred Stock

Public Warrants

Each warrant sold in the Offering (a "Public Warrant") is exercisable for one share of common stock. The Public Warrants entitle the holder to purchase shares at $6.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: a) six months after the completion of the Business Combination and b) December 12, 2008. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days prior written notice of redemption, and if, and only if, the last sale price of the Company's common stock equals or exceeds $12.00 per share, for any 20 trading days within a 30 day trading period ending three business days before the Company sent the notice of redemption.

Insider Warrants

At the closing of the Offering, the Company sold to the Initial Stockholders 2,650,000 Insider Warrants for an aggregate purchase price of $2,650,000. All of the proceeds received from these purchased have been placed in the Trust Account. The Insider Warrants are identical to the Public Warrants in the Offering except that they may be exercised on a cashless basis so long as they are held by the original purchasers. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Insider Warrants, which will expire worthless.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters will prohibit the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.